Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	media@sprouts.com
(602) 682-1584
susannahlivingston@sprouts.com

Sprouts Farmers Market, Inc. Reports Second Quarter 2023 Results

PHOENIX, Ariz. – (Business Wire) – August 1, 2023 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week second quarter ended July 2, 2023.

"We are encouraged by another solid quarter, as we further establish Sprouts as a go-to healthy specialty food retailer," said Jack Sinclair, chief executive officer of Sprouts Farmers Market. "We believe we are on track with our long-term growth strategy, with positive traffic, an enhanced supply chain, and continued product innovation."

Second Quarter Highlights:

•
Net sales totaled $1.7 billion; a 6% increase from the same period in 2022
•
Comparable store sales growth of 3.2%
•
Diluted earnings per share of $0.65; Adjusted diluted earnings per share of $0.71(1); a 25% increase from the same period in 2022
•
Opened 6 new stores, resulting in 391 stores in 23 states as of July 2, 2023 (including the closure of 10 stores during the quarter, as previously announced).

(1) Adjusted diluted earnings per share, a non-GAAP financial measure, excludes the impact of certain special items. See the “Non-GAAP Financial Measures” section of this release for additional information about this item.

Leverage and Liquidity in Second Quarter 2023

•
Ended the quarter with $259 million in cash and cash equivalents and a $175 million balance on its $700 million revolving credit facility
•
Repurchased 1.4 million shares of common stock for a total investment of $50 million
•
Generated cash from operations of $295 million and invested $93 million in capital expenditures, net of landlord reimbursement, year-to-date thru July 2, 2023

Third Quarter and Full-Year 2023 Outlook

The following provides information on our full-year 2023 outlook:

•
Net sales growth: 5% to 6%
•
Comparable store sales growth: 2% to 3%
•
Adjusted EBIT: $378 million to $390 million
•
Adjusted diluted earnings per share: $2.68 to $2.76
•
Unit growth: 30 new stores
•
Capital expenditures (net of landlord reimbursements): $190 million to $210 million

The following provides information on our third quarter 2023 outlook:

•
Comparable store sales growth: low single digit comps
•
Adjusted diluted earnings per share: $0.59 to $0.63

Second Quarter 2023 Conference Call

Sprouts will hold a conference call at 5:00 p.m. Eastern Daylight Time on Tuesday, August 1, 2023, during which Sprouts executives will further discuss second quarter 2023 financial results.

A webcast of the conference call will be available through Sprouts’ investor relations webpage, accessible via the following link. Participants should register on the website approximately ten minutes prior to the start of the webcast.

A webcast replay will be available at approximately 8:00 p.m. Eastern Daylight Time on Tuesday, August 1, 2023. This can be accessed with the following link.

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable. These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management. See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, the company’s ability to execute on its long-term strategy; the company’s ability to successfully compete in its competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; equipment supply disruptions; general economic conditions that impact consumer spending or result in competitive responses; accounting standard changes; the current inflationary environment and future potential inflationary and/or deflationary trends; the impact of the COVID-19 pandemic; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

True to its farm-stand heritage, Sprouts offers a unique grocery experience featuring an open layout with fresh produce at the heart of the store. Sprouts inspires wellness naturally with a carefully curated assortment of better-for-you products paired with purpose-driven people. The healthy grocer continues to bring the latest in wholesome, innovative products made with lifestyle-friendly ingredients such as organic, plant-based and gluten-free. Headquartered in Phoenix, and one of the largest and fastest growing specialty retailers of fresh, natural and organic food in the United States, Sprouts employs approximately 31,000 team members and operates more than 390 stores in 23 states nationwide. To learn more about Sprouts, and the good it brings communities, visit about.sprouts.com.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended		Twenty-six weeks ended
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
Net sales	$1,692,247	$1,595,482	$3,425,557	$3,236,643
Cost of sales	1,066,275	1,015,125	2,149,523	2,044,538
Gross profit	625,972	580,357	1,276,034	1,192,105
Selling, general and administrative expenses	497,965	462,110	984,160	922,020
Depreciation and amortization (exclusive of depreciation included in cost of sales)	33,964	31,244	68,032	63,064
Store closure and other costs, net	2,427	493	30,704	870
Income from operations	91,616	86,510	193,138	206,151
Interest expense, net	2,140	2,658	4,360	5,697
Income before income taxes	89,476	83,852	188,778	200,454
Income tax provision	22,142	21,855	45,284	50,150
Net income	$67,334	$61,997	$143,494	$150,304
Net income per share:
Basic	$0.65	$0.57	$1.39	$1.37
Diluted	$0.65	$0.57	$1.38	$1.36
Weighted average shares outstanding:
Basic	102,824	109,067	103,326	109,985
Diluted	103,514	109,619	104,240	110,762

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	July 2, 2023	January 1, 2023
ASSETS
Current assets:
Cash and cash equivalents	$259,484	$293,233
Accounts receivable, net	13,616	16,108
Inventories	320,006	310,545
Prepaid expenses and other current assets	40,231	53,918
Total current assets	633,337	673,804
Property and equipment, net of accumulated depreciation	738,693	722,241
Operating lease assets, net	1,232,725	1,106,524
Intangible assets	208,060	184,960
Goodwill	381,751	368,878
Other assets	13,630	13,973
Total assets	$3,208,196	$3,070,380
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$168,541	$172,904
Accrued liabilities	194,621	151,306
Accrued salaries and benefits	59,311	61,574
Current portion of operating lease liabilities	114,685	135,584
Current portion of finance lease liabilities	1,068	1,012
Total current liabilities	538,226	522,380
Long-term operating lease liabilities	1,312,823	1,145,173
Long-term debt and finance lease liabilities	184,173	258,902
Other long-term liabilities	36,478	36,340
Deferred income tax liability	61,343	61,123
Total liabilities	2,133,043	2,023,918
Commitments and contingencies
Stockholders' equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 102,183,083 shares issued and outstanding, July 2, 2023; 105,072,756 shares issued and outstanding, January 1, 2023	102	105
Additional paid-in capital	761,181	726,345
Retained earnings	313,870	320,012
Total stockholders' equity	1,075,153	1,046,462
Total liabilities and stockholders' equity	$3,208,196	$3,070,380

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Twenty-six weeks ended
	July 2, 2023	July 3, 2022
Operating activities
Net income	$143,494	$150,304
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	70,013	64,856
Operating lease asset amortization	62,331	57,360
Impairment of assets	27,845	171
Share-based compensation	9,461	7,920
Deferred income taxes	(5,953)	1,770
Other non-cash items	254	324
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	8,390	11,389
Inventories	(7,665)	(27,475)
Prepaid expenses and other current assets	9,915	(12,851)
Other assets	3,205	164
Accounts payable	3,374	32,877
Accrued liabilities	41,733	(318)
Accrued salaries and benefits	(2,561)	(10,521)
Operating lease liabilities	(68,986)	(65,502)
Other long-term liabilities	(69)	(1,505)
Cash flows from operating activities	294,781	208,963
Investing activities
Purchases of property and equipment	(98,683)	(53,098)
Payments for acquisition, net of cash acquired	(13,042)	—
Cash flows used in investing activities	(111,725)	(53,098)
Financing activities
Proceeds from revolving credit facilities	—	62,500
Payments on revolving credit facilities	(75,000)	(62,500)
Payments on finance lease liabilities	(482)	(385)
Payments of deferred financing costs	—	(3,373)
Repurchase of common stock	(148,346)	(111,071)
Proceeds from exercise of stock options	7,238	2,710
Cash flows used in financing activities	(216,590)	(112,119)
(Decrease)/Increase in cash, cash equivalents, and restricted cash	(33,534)	43,746
Cash, cash equivalents, and restricted cash at beginning of the period	295,192	247,004
Cash, cash equivalents, and restricted cash at the end of the period	$261,658	$290,750

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents Adjusted gross margin, Adjusted EBITDA, Adjusted EBIT, and Adjusted diluted earnings per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and certain of these measures may be used as components of incentive compensation.

The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion. Adjusted gross margin, Adjusted EBITDA, Adjusted EBIT and Adjusted diluted earnings per share exclude the impact of certain specified special items. The Company has begun reporting these adjusted measures to provide additional information with respect to the impact of store closure costs and certain other items during the thirteen and twenty-six weeks ended July 2, 2023. There were no such material adjustments during the thirteen and twenty-six weeks ended July 3, 2022.

Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and they should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

The following table shows a reconciliation of (i) Adjusted gross margin to gross margin, (ii) Adjusted EBITDA and Adjusted EBIT to net income and (iii) Adjusted diluted earnings per share to diluted earnings per share, in each case, for the thirteen and twenty-six weeks ended July 2, 2023 and July 3, 2022:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

NON-GAAP MEASURE RECONCILIATION

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended		Twenty-six weeks ended
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
Gross profit	$625,972	$580,357	$1,276,034	$1,192,105
Special items (1)	1,653	—	1,653	—
Adjusted gross profit	$627,625	$580,357	$1,277,687	$1,192,105
Gross margin	37.0%	36.4%	37.3%	36.8%
Adjusted gross margin	37.1%	36.4%	37.3%	36.8%

Net income	$67,334	$61,997	$143,494	$150,304
Income tax provision	22,142	21,855	45,284	50,150
Interest expense, net	2,140	2,658	4,360	5,697
Earnings before interest and taxes (EBIT)	91,616	86,510	193,138	206,151
Special items (2)	8,115	—	43,642	—
Adjusted EBIT	99,731	86,510	236,780	206,151

Depreciation, amortization and accretion, adjusted for special items	33,221	32,136	64,134	64,856
Adjusted EBITDA	$132,952	$118,646	$300,914	$271,007

Net income	$67,334	$61,997	$143,494	$150,304
Special items, net of tax (2)	5,971	—	32,492	—
Adjusted net income	$73,305	$61,997	$175,986	$150,304
Diluted earnings per share	$0.65	$0.57	$1.38	$1.36
Adjusted diluted earnings per share	$0.71	$0.57	$1.69	$1.36

Diluted weighted average shares outstanding	103,514	109,619	104,240	110,762

(1) For the thirteen and twenty-six weeks ended July 2, 2023, special items included approximately $2 million in Cost of sales related to store closures and our supply chain transition.

(2) For the thirteen weeks ended July 2, 2023, special items included approximately $4 million in Selling, general and administrative expenses related to store closures, our supply chain transition and acquisition related costs, $2 million in Depreciation and amortization (exclusive of depreciation in cost of sales) for accelerated depreciation in connection with store closures and $2 million in Cost of sales related to store closures and our supply chain transition. For the twenty-six weeks ended July 2, 2023, special items included approximately $28 million in Store Closure and other costs, net primarily related to impairment charges and $6 million in Depreciation and amortization (exclusive of depreciation in cost of sales) for accelerated depreciation in connection with store closures, $8 million in Selling, general and administrative expenses related to store closures, our supply chain transition and acquisition related costs, and $2 million in Cost of sales related to store closures and our supply chain transition. After-tax impact included the tax benefit on the pre-tax charge.

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Source: Sprouts Farmers Market, Inc

Phoenix, AZ

8/1/23